Exhibit 4.1

Execution Version

BASE INDENTURE

Dated as of December 13, 2021

Among

DELL INTERNATIONAL L.L.C.

and

EMC CORPORATION,

as Issuers,

THE GUARANTORS PARTY HERETO,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SENIOR NOTES

AS MAY BE ISSUED FROM TIME TO TIME IN ONE OR MORE SERIES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(b)	N.A.
(c)(3)	N.A.
(d)	N.A.
(f)	N.A.
316(a)(2)	N.A.
318(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

v

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

INDENTURE, dated as of December 13, 2021, among Dell International L.L.C., a Delaware limited liability company (“Dell International”), EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of senior notes in an unlimited aggregate principal amount to be issued from time to time in one or more series, including the senior notes in such principal amounts, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be set forth in the supplemental indentures dated as of the date hereof (the “Initial Notes”); and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and, except as provided herein, for the equal and ratable benefit of the Holders of the Notes of any series:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means, with respect to each series of Notes, a Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of such series sold in reliance on Rule 144A.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration set forth in the Registration Rights Agreement.

“Additional Notes” means additional Notes issued pursuant to the terms of any supplemental indenture (other than the Initial Notes, Exchange Notes issued in exchange for such Initial Notes, any additional Notes issued pursuant to Sections 2.06, 2.07, 2.10 or 9.05 of this Indenture or additional Notes issued in respect of the remaining portion of any Notes redeemed in part as provided for under any supplemental indenture).

“Adjusted Current Liabilities” has the meaning set forth for such term in the definition of “Consolidated Net Tangible Assets”.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Aggregate Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries secured by Liens (other than Permitted Liens) that is not permitted by Section 4.12(a) and (2) the Attributable Indebtedness of the Issuers and their Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into pursuant to Section 4.11(b).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction, (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes of each series outstanding pursuant to this Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes a Financing Lease Obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders;

(2) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Parent (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Parent, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint directors of Parent having a majority of the aggregate votes on the Board of Parent;

(3) Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(4) either of the Issuers shall cease to be a direct or indirect Subsidiary of Parent; or

(5) the adoption by Parent of a plan providing for its liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the

Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of such Parent Entity.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearance agency.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (including, for the avoidance of doubt, Non-Financing Lease Obligations), except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations (such current liabilities referred to in this clause (1), less the items set forth in sub-clauses (a) through (c), the “Adjusted Current Liabilities”), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under this Indenture in connection with any transaction, (i) the assets and Intangible Assets of Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Indenture and (ii) the Adjusted Current Liabilities of Parent and its Subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under this Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Dell” means Dell Inc., a Delaware corporation.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Denali Intermediate” means Denali Intermediate, Inc., a Delaware corporation.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to such series of Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dividing Person” has the meaning set forth for such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“EMC” means EMC Corporation, a Massachusetts corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, or any successor securities clearance agency.

“Exchange Notes” means any Notes issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means, with respect to each series of Notes, Parent, Denali Intermediate and Dell until, in each case, such Person is released from its Note Guarantee with respect to such series of Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time with respect to the Notes. The term “Indenture”, with respect to a series of Notes, shall also include the terms of the particular series of Notes established as contemplated by Section 2.01.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth for such term in the recitals hereof.

“Initial Purchasers” means the initial purchasers party to the Purchase Agreement, dated December 6, 2021, among the Issuers, the Guarantors and the initial purchasers party therto.

“Intangible Assets” has the meaning set forth for such term in the definition of “Consolidated Net Tangible Assets.”

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (2) of the definition of “Rating Agency.”

“Investors” means each of (1) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (a) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (b) Michael S. Dell’s heirs, executors and/or administrators, (2) MSDC Management L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (3) Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Silver Lake Partners V DE (AIV), L.P., SL SPV-2, L.P. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Denali Intermediate Inc. and its Subsidiaries and any portfolio companies of any of the foregoing.

“Issue Date” means the date the Initial Notes are first issued under this Indenture.

“Issuer Order” means a written request or order signed on behalf of the Issuers by an Officer of each Issuer and delivered to the Trustee.

“Issuers” has the meaning set forth for such term in the introductory paragraph hereof.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes of any series for use by such Holders in connection with an Exchange Offer relating to such series of Notes.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Master Agreement” has the meaning set forth for such term in the definition of “Hedging Obligations.”

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of option for repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation.

“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (1) the acquisition of assets not previously owned by Dell or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of Dell or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to Dell or any of its Subsidiaries or any assets of Dell or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Notes” means the Initial Notes, any Exchange Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Offering Memorandum” means the Offering Memorandum, dated December 6, 2021, relating to the offering of the Initial Notes.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Parent or an Issuer by an Officer of Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Issuers or the Guarantors.

“Par Call Date” means, with respect to any series of Notes, the “Par Call Date” as defined in the supplemental indenture pursuant to which such Notes were issued.

“Parent” means Dell Technologies Inc., a Delaware corporation.

“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of such other Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Holders” means (1) each of the Investors and members of management of Parent and its Subsidiaries who are holders of Equity Interests of Parent on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Parent held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership or assets or properties of Parent constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1) Liens in effect as of the Issue Date;

(2) Liens securing Obligations in respect of Notes outstanding on the Issue Date;

(3) Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof);

(4) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Parent or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and specific items of inventory or other goods and proceeds of Parent or any of its Subsidiaries securing Parent’s or such Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Parent or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) (a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (b) Liens securing obligations under letters of credit or (c) Liens securing, or otherwise arising from, judgements;

(6) Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of Non-Financing Leases or consignments entered into by Parent or any of its Subsidiaries;

(7) Liens securing Hedging Obligations;

(8) Liens on property or assets used to defease or to irrevocably satisfy and discharge indebtedness;

(9) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(10) Liens relating to future escrow arrangements securing Indebtedness;

(11) Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(12) Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 24 months thereafter; provided that Liens securing indebtedness permitted to be incurred pursuant to this clause (12) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(13) Liens in favor of Parent or any of its Subsidiaries or the Trustee; and

(14) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any Lien referred to in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuers shall, in their sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Parent was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.

“Permitted Plan” means any employee benefits plan of Parent or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the Issuers or any of its Subsidiaries; (b) has not been determined in good faith by the Board of the Issuers not to be materially important to the total business conducted by the Issuers and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be).

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuers (or any Guarantor) or a rating on any series of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of such series of Notes, as the case may be.

“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced ratings review for possible downgrade by either of such two Rating Agencies, it being understood that a change in ratings outlook shall not extend such 60-day period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of “Change of Control Triggering Event”) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from at least two of three Rating Agencies.

“Record Date” for the interest or Additional Interest, if any, payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.01.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement with respect to the Initial Notes to be entered into as of the Issue Date, by and among the Issuers, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreements may be amended from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means, with respect to each series of Notes, a permanent Global Note substantially in the form of Exhibit A hereto, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of such series upon expiration of the Restricted Period.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within its corporate trust department including any vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means (1) any Subsidiary of an Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) directly owns or directly leases any Principal Property and (2) any other Subsidiary that the Board of any Issuer may designate as a Restricted Subsidiary; provided that “Restricted Subsidiary” shall not include Dell Financial Services L.L.C. or any other Subsidiary that is principally engaged in financing receivables, securitization transactions, factoring or other similar transactions.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between any Issuer and any Subsidiary of any Issuer or between Subsidiaries of any Issuer, (3) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (4) any such transaction entered into before the Issue Date or entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in the Registration Rights Agreement.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on Parent’s or any of its Subsidiaries’ financial statements.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means with respect to each series of Notes, a permanent Global Note, substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes of such series that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Alternate Offer”	4.14(a)
“Applicable Law”	13.11
“Authentication Order”	2.02
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)
“Change of Control Payment Date”	4.14(a)(2)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01(a)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Registrar”	2.03
“Redemption Price Deficit”	11.01
“Second Change of Control Payment Date”	4.14(d)
“Successor Company”	5.01(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Except as set forth in this Section 1.03 and in Section 13.13, the Issuers and the Guarantors, if any, shall not be required to qualify this Indenture under the Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture prior to any such qualification, and all references herein to compliance with the Trust Indenture Act refer to compliance following any such qualification.

At all times after the effectiveness of a registration statement under the Registration Rights Agreement and pursuant to Section 13.13, this Indenture will be subject to the mandatory provisions of the Trust Indenture Act with respect to the series of Notes which are subject to such registration statement filed pursuant to the Registration Rights Agreement, which unless otherwise indicated are incorporated by reference in and made a part of this Indenture effective upon the effectiveness of any such registration statement. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes of any series and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes of such series and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.

In addition, so long as a Guarantor that is either (1) a direct or indirect parent company of Parent and does not hold any material assets other than the Equity Interests of Parent or (2) a direct or indirect wholly-owned subsidiary of Parent and does not hold any material assets other than the Equity Interests of the Issuers and their direct or indirect parent companies (in each case, as determined in good faith by the Board or senior management of such Guarantor), any calculations or measures that are determined with reference to Parent’s financial statements (including, without limitation, Consolidated Net Tangible Assets) may be determined with reference to such Guarantor’s financial statements instead.

SECTION 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a Record Date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such Record Date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a Record Date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a Record Date is fixed, the Holders on such Record Date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such Record Date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such Record Date.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes of each series shall be in denominations of $2,000 and integral multiples of $1,000 thereof.

(b) Series of Notes. The aggregate principal amount of Notes of any series that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of a series shall be identical except with respect to the date of issuance, issue price and, if applicable, the first payment of interest and the first date from which interest will accrue with respect to any Additional Notes of such series. Notes may differ between series in respect of any matters; provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture. There shall be set forth in one or more Officer’s Certificate, supplemental indentures hereto and/or Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted pursuant to the resolutions of the Issuers’ Boards, prior to the issuance of Notes of any series:

(1) the title of the Notes of the series (which shall distinguish the Notes of the series from the Notes of any other series);

(2) any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Article 2);

(3) the price or prices at which the Notes of the series will be sold;

(4) the Person to whom any interest on the Notes of the series shall be payable, if other than the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date;

(5) the date or dates on which the principal and premium, if any, of the Notes of the series are payable;

(6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method of determining the rate or rates at which the Notes of the series shall bear interest, if any, or the method for determining the date or dates from which interest will accrue, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which any such interest shall be payable or the method by which the dates will be determined, the Record Date for any interest payable on any Interest Payment Date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and any premium and interest on Notes of the series shall be payable, if other than the Corporate Trust Office of the Trustee, where the Notes of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes of such series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the series may be redeemed, in whole or in part, at the option of the Issuers;

(9) the obligation of the Issuers, if any, to redeem or purchase the Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Notes;

(10) the terms, if any, upon which the Notes of the series may be exchanged for other securities of the Issuers and the terms and conditions upon which the exchange shall be effected, including the initial exchange price or rate, the exchange period and any other additional provisions;

(11) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Notes of the series shall be issuable;

(12) the currency, currencies or currency units in which payment of principal of and any premium and interest on the Notes of the series shall be payable, if other than the currency of the United States of America;

(13) any index, formula or other method used to determine the amount of payments of principal of or any premium or interest on the Notes;

(14) if the principal amount payable at the Stated Maturity of the Notes of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in currency of the United States of America;

(15) if the principal of or any premium or interest on any Notes of the series is to be payable, at the election of the Issuers or the Holders thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Notes of such series shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(16) the applicability of, and any addition to or change in, the covenants and definitions set forth in this Indenture as then in effect or in terms set forth in this Indenture as then in effect relating to permitted consolidations, mergers or sale of assets;

(17) any additions or deletions or changes to the provisions provided in Article 8 of this Indenture relating to covenant defeasance and legal defeasance, including the addition of additional covenants that may be subject to the Issuers’ covenant defeasance option;

(18) whether any of the Notes of such series shall be issuable in temporary or permanent global form or both, and, if so, the Depositary or Depositaries for such Global Note or Global Notes and the terms and conditions, if any, other than those set forth in Article 2, upon which interests in such Global Note may be exchanged, in whole or in part, for the individual Notes represented thereby in definitive registered form, and the form of any legend or legends to be borne by the Global Note in addition to or in lieu of the legend referred to in this Indenture;

(19) the Trustee and any authenticating agents, Paying Agents, transfer agents or registrars;

(20) the form and terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Notes of the series and any corresponding changes to the provisions of this Indenture as then in effect;

(21) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(22) any addition to or change in the Events of Default with respect to the Notes of the series and any change in the right of the Trustee or the Holders of the Notes of such series to declare the principal, premium and interest with respect to the Notes of such series due and payable; and

(23) any other terms of the Notes of such series and the related Note Guarantees, if any (whether or not such other terms are consistent or inconsistent with the provisions of this Indenture, except as permitted by Article 9 and any deletions from or modifications or additions to this Indenture in respect of such Notes or such Note Guarantees, if any).

All Notes of any one series need not be issued at one time and, unless otherwise provided in or pursuant to any such Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, with respect to a series of Notes, the authorized principal amount of any series of Notes may be increased to provide for issuances of additional Notes of a series, at the option of the Issuers, without the consent of any Holder of any series of Notes, at any time and from time to time.

(c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A, or in such other form as shall be established in one or more supplemental indentures, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes of any series as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes of any series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of any series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(d) [Reserved].

(e) Terms. The terms and provisions contained in the Notes of any series shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, and the Issuers and the Guarantors expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be subject to repurchase by the Issuers pursuant to a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes of a series ranking pari passu with the Initial Notes of such series may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and Exchange Notes of such series and shall have the same terms as to status, redemption or otherwise as the Initial Notes and Exchange Notes of such series; provided that, if any Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes of such series. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(f) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.

At least one Officer shall execute the Notes on behalf of each of the Issuers by manual, facsimile or electronic (including, but not limited to, “.pdf”) signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication and delivery and the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Notes of any series for an aggregate principal amount specified in such Authentication Order for such Notes.

In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) (x) if the terms and form of such Notes are established by action taken pursuant to a resolution or resolutions of the Board of the Issuers, a copy of the appropriate record of such action, certified by the Secretary or an Assistant Secretary of the Issuers, and (y) if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of the Issuers, such Officer’s Certificate; and/or

(b) a copy of the executed supplemental indenture.

(c) an Officer’s Certificate delivered in accordance with Sections 13.04 and 13.05; and

(d) an Opinion of Counsel, delivered in accordance with Sections 13.04 and 13.05, and which shall also state:

(1) that the form of such Notes has been established by an Officer’s Certificate or supplemental indenture or pursuant to resolutions of the Issuers’ Boards in accordance with Section 2.01 of this Base Indenture and in conformity with this Base Indenture;

(2) that the terms of such Notes have been established in accordance with Section 2.01 of this Base Indenture and in conformity with the other provisions of this Base Indenture; and

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of each Issuer, enforceable in accordance with their terms, subject to customary exceptions, limitations, qualifications and other assumptions.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03. Registrar and Paying Agent.

The Issuers shall maintain with respect to each series of Notes an office or agency where Notes of such series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register with respect to each series of Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of any series of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Interest, if any, on such series of Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Parent or a Subsidiary of Parent) shall have no further liability for the money. If Parent or a Subsidiary of Parent acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes of any series.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes of any series and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series. Upon the occurrence of any of the preceding events in clause (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in

Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Issuer or a Subsidiary thereof, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note of the same series in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note of the same series pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved].

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same series, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Issuer or a Subsidiary thereof, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer relating to such series of Notes in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers and accepted for exchange in the Exchange Offer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers and accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities of such series of Notes under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF THE REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OTHER THAN THE EXEMPTION PROVIDED BY RULE 144, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR ANY INTEREST HEREIN) WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B), OR (II)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY IT WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (B) NONE OF THE ISSUERS, THE GUARANTORS, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES IS ITS FIDUCIARY WITH RESPECT TO ITS DECISION TO INVEST IN AND HOLD THIS SECURITY AS CONTEMPLATED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) [Reserved].

(iv) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Private Placement Legend on such Notes shall cease to apply.

(v) Upon the consummation of an Exchange Offer with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, the Exchange Notes in global form without the Private Placement Legend shall be available to Holders that exchange such Notes in such Exchange Offer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of the same series, the principal amount of Notes of the series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of the same series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Holders shall be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.14 and 9.05 of this Indenture).

(iii) Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes of any series during a period beginning at the opening of business 15 days before the day of a selection of Notes of such series for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes of any series may be exchanged for other Notes of such series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes of such series to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or the Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of a series owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of a series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes of a series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes of a series and that the pledgee is not an Issuer or any obligor upon the Notes of a series or any Affiliate of an Issuer or of such other obligor.

SECTION 2.10. Temporary Notes.

Until certificates representing Notes of any series are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes of the same series in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes of any series shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes of such series under this Indenture.

SECTION 2.11. Cancellation.

The Issuers at any time may deliver Notes of any series to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuers default in a payment of interest on the Notes of any series, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes of such series and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special Record Date and payment date; provided that no such special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special Record Date. At least 15 days before the special Record Date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall send or cause to be sent to each Holder of such series of Notes a notice at his or her address as it appears in the Note Register that states the special Record Date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13. CUSIP Numbers.

The Issuers in issuing the Notes of any series may use CUSIP or ISIN numbers or both numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers of any Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes of any series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, governing such series of Notes, it shall furnish to the Trustee, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 70 days before a Redemption Date (except as set forth in the last paragraph of Section 3.03), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Notes, as applicable, pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.02. Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of any series are to be redeemed or purchased in an offer to purchase at any time, such Notes shall be selected for redemption or purchase by the Trustee by lot; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor. Such Notes of a series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date from the outstanding Notes of such series not previously called for redemption or purchase.

Notes and portions of Notes selected for redemption or purchase shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a series called for redemption or purchase also apply to portions of Notes of that series called for redemption or purchase.

SECTION 3.03. Notice of Redemption.

The Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days, but except as set forth in the last paragraph of this Section 3.03, but not more than 60 days before the Redemption Date or purchase date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11. Notices of redemption may be conditional.

The notice shall identify the series of Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, with respect to Notes represented by Definitive Notes after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(d) the name and address of the Paying Agent;

(e) that Notes of the series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes of the series called for redemption ceases to accrue on and after the Redemption Date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture or the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Notes, as applicable, pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption of any series of Notes pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards governing such series of Notes, as applicable, any condition to such redemption.

A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof. The Trustee shall have no obligation to determine the Redemption Price or verify the calculation of the Redemption Price.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

The Issuers may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

SECTION 3.04. Effect of Notice of Redemption or Purchase.

Once notice of redemption is sent (including electronically) in accordance with Section 3.03, Notes of a series called for redemption or purchase become irrevocably due and payable on the Redemption Date or purchase date, as applicable, at the Redemption Price or purchase price, as applicable, unless such redemption or purchase is conditioned on the happening of a future event. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof. Subject to Section 3.05, on and after the Redemption Date or purchase date, as applicable, interest ceases to accrue on Notes or portions of Notes called for redemption or purchase.

SECTION 3.05. Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the Redemption Date or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or purchase date not paid on such unpaid principal, in each case at the rate provided in such series of Notes and in Section 4.01.

SECTION 3.06. Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07. Optional Redemption.

The optional redemption terms with respect to any series of Notes shall be set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, governing such series of Notes. The Issuers and their Affiliates may at any time and from time to time acquire Notes by means other than a redemption, including pursuant to a tender offer, the purchase of Notes in the open market, in privately negotiated transactions or otherwise.

SECTION 3.08. Mandatory Redemption.

The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to any series of Notes.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in such series of Notes; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Additional Interest, if any, Parent or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes of any series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes of such series and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where Notes of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03. Reports and Other Information.

(a) To the extent any Notes are outstanding, Parent shall deliver to the Trustee any reports, information and documents that Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. All such reports, information or documents referred to in this Section 4.03 that Parent files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

(b) For so long as any Notes remain outstanding, if at any time any Issuer is not required to file with the SEC the reports required by Section 4.03(a), Parent will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04. Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year of Parent ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and is continuing, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of an Issuer or any Guarantor gives any notice or takes any other action with respect to a claimed Default, the Issuers shall promptly (which shall be no more than thirty (30) days) deliver to the Trustee an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

SECTION 4.05. Taxes.

The Issuers shall pay, and shall cause each of the Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. [Reserved].

SECTION 4.08. [Reserved].

SECTION 4.09. [Reserved].

SECTION 4.10. [Reserved].

SECTION 4.11. Sale and Lease-Back Transactions.

(a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Issuers or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to Section 4.12(a), or (b) the Issuers shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to the defeasance or retirement of any series of Notes or other indebtedness of the Issuers or a Restricted Subsidiary or to the purchase, construction or development of other assets or property.

(b) Notwithstanding the foregoing, the Issuers and their Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by Section 4.11(a) if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $4,300.0 million and (y) 15% of Consolidated Net Tangible Assets.

SECTION 4.12. Liens.

(a) The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) on any of their or any Restricted Subsidiary’s Principal Property (whether such Principal Property are now existing or owed or hereafter created or acquired) that secures indebtedness for borrowed money, unless the Notes are equally and ratably secured with (or, at an Issuer’s option, on a senior basis to) the indebtedness so secured.

(b) Notwithstanding Section 4.12(a), the Issuers and their Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur or assume any Lien which would otherwise be prohibited by Section 4.12(a) if, after giving effect thereto and at the time of determination, Aggregate Debt of the Issuers and their Restricted Subsidiaries secured by Liens on any of their respective Principal Properties does not exceed at any one time outstanding the greater of (x) $4,300.0 million and (y) 15% of Consolidated Net Tangible Assets.

(c) Any Lien created for the benefit of the Holders of any series of Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

SECTION 4.13. Corporate Existence.

Subject to Article 5, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Issuers and the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or Guarantor and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and the Guarantors; provided that Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Issuers or the Guarantors, if Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole.

SECTION 4.14. Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless, prior to or concurrently with the time the Issuers are required to make a Change of Control Offer, the Issuers have mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series pursuant to the optional redemption terms set forth in the Officer’s Certificate, supplemental indenture or resolutions of the Issuers’ Boards, as applicable, governing such series of Notes or pursuant to Section 11.01, the Issuers shall make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuers may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Payment”) plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuers shall send notice of such Change of Control Offer by electronic delivery or first-class mail, with a copy to the Trustee, to each Holder of such series of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes of such series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (7) below shall be satisfied or waived;

(3) that any Note of such series not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment plus accrued and unpaid interest on all properly tendered Notes, all Notes of such series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date;

(6) that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes (or, in the case of Global Notes, such Notes shall be reduced by such amount of Notes that the Holder has tendered) and such new Notes will be equal in aggregate principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(7) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuers’ discretion (including more than 60 days after the notice is mailed or delivered), the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuers reasonably believe that any or all such conditions (including the occurrence of the Change of Control Triggering Event) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8) the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow.

While the Notes of a series are in global form and the Issuers make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer, a Holder of such series of Notes may exercise its option to elect for the purchase of the Notes of such series through the facilities of DTC, subject to its rules and regulations.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer). To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes of the applicable series issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, plus accrued and unpaid interest thereon, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c) The Issuers shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as set forth in clause (c) of this Section 4.14, purchases all of the Notes of such series that have been validly tendered and not withdrawn by such Holders, the Issuers or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.14, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest to any Holder in such Change of Control Payment) in respect of the Second Change of Control Payment Date, including, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Second Change of Control Payment Date, subject to the right of Holders of record of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Second Change of Control Payment Date.

(e) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(f) The provisions of this Section 4.14 relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding.

(g) A Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Note Guarantees so long as the tender of Notes by a Holder is not conditioned upon the delivery of consents by such Holder. In addition, the Issuers or any third party approved in writing by the Issuers that is making the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in their sole discretion, so long as the Change of Control Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets.

(a) The Issuers and the Guarantors shall not merge, consolidate or amalgamate with or into or wind up into (whether or not such Issuer or Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) (x) in the case of a Division where an Issuer or Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer or a Guarantor, as the case may be, and (y) in all other cases, an Issuer or a Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer or a Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y) above, such Issuer, such Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the Notes is a corporation;

(2) the Successor Company, if other than an Issuer or a Guarantor, expressly assumes, in the case of a Guarantor, all the obligations of such Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement and, in the case of an Issuer, all of the obligations of such Issuer under this Indenture, the Notes and the Registration Rights Agreement, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Event of Default exists.

(b) The Successor Company shall succeed to, and be substituted for an Issuer or a Guarantor, as the case may be, under this Indenture, the Note Guarantees and the Notes, as applicable, and such Issuer or Guarantor, as applicable, shall automatically be released and discharged from its obligations under this Indenture, the Note Guarantees and the Notes, as applicable. Notwithstanding the foregoing,

(1) any Subsidiary of Parent may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Parent and any of its Subsidiaries (including the Issuers); and

(2) an Issuer or a Guarantor may merge, consolidate or amalgamate with or into an Affiliate of such Issuer or such Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer or such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Parent or an Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which Parent or such Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to Parent or such Issuer shall refer instead to the successor corporation and not to Parent or such Issuer), and may exercise every right and power of Parent or such Issuer under this Indenture with the same effect as if such successor Person had been named as Parent or such Issuer herein; provided that Parent or Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Parent’s or such Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

(a) As used in this Indenture with respect to Notes of any series, unless it is either inapplicable to a particular series or it is specifically deleted or modified in an Officer’s Certificate, a supplemental indenture or resolutions of the Issuers’ Boards, as applicable, an “Event of Default” wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the failure to pay the principal of (or premium, if any, on) such series of the Notes when due and payable;

(2) the failure to pay any interest installment or Additional Interest (as required by the Registration Rights Agreement) on such series of Notes when due and payable, which failure continues for 30 days;

(3) the failure by the Issuers to comply for 90 days after written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes of such series with its covenants or other agreements (other than those described in clauses (1) and (2) above) contained in this Indenture; provided that in the case of a failure to comply with the provisions described in Section 4.03, such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice; and

(4) any Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; and

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against any Issuer, in a proceeding in which any Issuer is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Issuer or for all or substantially all of the property of any Issuer; or

(iii) orders the liquidation of any Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

SECTION 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01(a)) with respect to Notes of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the then total outstanding Notes of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest with respect to such series of Notes shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes of any series if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of such series of Notes.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (4) or (5) of Section 6.01(a), all outstanding Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the event of a declaration of acceleration with respect to Notes of any series, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series by written notice to the Issuers and the Trustee may on behalf of all of the Holders of such series of Notes rescind such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest, Additional Interest, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

The Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of Parent, an Officer’s Certificate indicating whether the signer of the certificate knows of any failure by the Issuers or the Guarantors to comply with all conditions and covenants of this Indenture during such fiscal year.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing with respect to Notes of any series at the time outstanding, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such series of Notes or to enforce the performance of any provision of such series of Notes or this Indenture with respect to such series of Notes.

The Trustee may maintain a proceeding even if it does not possess any of such series of Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default with respect to such series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then total outstanding Notes of any series by notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default with respect to such series of Notes and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any Note of such series held by a non-consenting Holder of such series of Notes (including in connection with a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may rescind a declaration of acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default with respect to such series of Notes shall cease to exist, and any Event of Default with respect to such series of Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 6.06, the Holders of a majority in aggregate principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series and the Trustee may act at the direction of the Holders without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such series or that would involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, no Holder of a Note of a series shall have any right to institute any proceeding with respect to this Indenture or the Notes of such series or for any remedy thereunder unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default with respect to such series of Notes is continuing with respect to the Notes of such series;

(2) Holders of at least 30% in aggregate principal amount of the total outstanding Notes of such series have requested that the Trustee to pursue the remedy in writing;

(3) Holders of such series of Notes have offered and, if requested, provided to the Trustee for such Notes indemnity or security satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the total outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period;

provided that the foregoing limitation shall not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of, premium, if any, or interest on such Note on or after the respective due date expressed in such Note.

A Holder of any series of Notes may not use this Indenture to prejudice the rights of another Holder of such series of Notes or to obtain a preference or priority over another Holder of Notes of such series.

SECTION 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note of any series to receive payment of principal, premium, if any, Additional Interest, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) with respect to any series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, Additional Interest, if any, and interest remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of Notes of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantors, the Trustee and the Holders of Notes of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes of such series shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Parent or an Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(ii) to Holders of the applicable series of Notes for amounts due and unpaid on such Notes or such series of Notes for principal, premium, if any, Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes or such series of Notes for principal, premium, if any, Additional Interest, if any, and interest, respectively; and

(iii) to Parent, an Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

SECTION 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default with respect to the Notes of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes of any series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes of any series unless the Holders of the Notes of such series have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f) [Reserved].

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of the applicable series and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuers and any Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuers or any Affiliate of any Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default with respect to any series of Notes occurs and is continuing and the Trustee has received written notice thereof, the Trustee shall send to Holders of such series of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders of such series of Notes notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Notes. The Trustee shall not be deemed to know of any Default unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each October 15, following the issuance of a series of Notes under this Indenture, and for so long as any Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also send all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time it is sent to the Holders of the Notes of any series shall be sent to the Issuers and filed with the SEC and each stock exchange on which the Notes of that series are listed in accordance with Trust Indenture Act Section 313(d). The Issuers shall promptly notify the Trustee when the Notes of any series are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

The Issuers and any Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and any Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in addition to the compensation for its services.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against any Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, any Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers and the Guarantors, if any, under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes of that series. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(4) or (5) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with respect to the Notes of one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then total outstanding Notes of any series may remove the Trustee with respect to that series of Notes by so notifying the Trustee and the Issuers in writing with 31 days prior written notice. The Issuers may remove the Trustee with respect to Notes of one or more series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed with respect to the Notes of any one or more series or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee with respect to the Notes of such series. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then total outstanding Notes of such series may appoint a successor Trustee with respect to the Notes of such series to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Notes of any one or more series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then total outstanding Notes of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder of Notes of the applicable series for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes of such series and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders of each such series of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any series and the related Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Registration Rights Agreement, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, in each case, with respect to such series of Notes) except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such series of Notes to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Issuers’ obligations with respect to such series of Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

SECTION 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.11, 4.12, 4.13 and 4.14 with respect to such Notes of the applicable series on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to Notes of such series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default with respect to Notes of such series under Section 6.01, but, except as specified above, the remainder of this Indenture and Notes of such series shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4) and 6.01(a)(5) shall not constitute Events of Default with respect to Notes of such series.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to Notes of any series:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Notes, cash in U.S. dollars, U.S. Government Obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized public accounting firm (insofar as any U.S. Government Obligations are so included), to pay the principal of, premium, if any, and interest due on such Notes on the Stated Maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to Maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of such series of Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of Notes of such series of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes of such series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the applicable series of Notes.

SECTION 8.06. Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of the Notes of such series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuers, the Guarantors (only to the extent an amendment or supplement affects or relates to the Note Guarantees or this Indenture, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor), the Trustee may amend or supplement this Indenture, the Registration Rights Agreement or the Notes of one or more series and any related Note Guarantee without the consent of any Holder:

(1) to cure any ambiguity or omission or correct any defect or inconsistency;

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture, as shall not adversely affect the interests of any Holders of the Notes of such series in any material respect;

(3) to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the Notes, the Note Guarantees, this Indenture or the Registration Rights Agreement, as described in Section 5.01;

(4) to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the Holders of any series of the Notes, and to add any additional defaults or Events of Default with respect to such series for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

(5) to modify or amend this Indenture in such a manner to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;

(6) to add Note Guarantees with respect to any or all of the Notes of such series or to release any Guarantor or Note Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

(7) to add collateral with respect to any or all the Notes of such series;

(8) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(9) to make any change that does not adversely affect the rights of any Holder of Notes of such series;

(10) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of such series;

(11) to comply with the rules of any applicable securities depositary;

(12) to provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) in exchange for Notes of such series and which shall be treated, together with any outstanding Notes of such series, as a single class of securities;

(13) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(14) to conform the text of this Indenture, the Notes of any series, any related Note Guarantee or the Registration Rights Agreement to any provision of the “Description of Notes” or “Exchange Offer; Registration Rights” sections of the Offering Memorandum the extent that such provisions in the “Description of Notes” or “Exchange Offer; Registration Rights” sections of the Offering Memorandum were intended to be a verbatim recitation of a provision in, this Indenture, such Notes, such Note Guarantee or the Registration Rights Agreement;

(15) to make any amendment to the provisions of this Indenture relating to the transfer and legending of any Notes or Exchange Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in such Notes or Exchange Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer such Notes or Exchange Notes;

(16) to establish the form or terms of Notes of any series as permitted by Section 2.01; or

(17) to enter into the supplemental indentures governing each series of Initial Notes.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture, or amendment to the Registration Rights Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, provided that the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture, or amendment to the Registration Rights Agreement that affect its own rights, duties or immunities under this Indenture or otherwise. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02 with respect to each series of Notes, the Issuers, any Guarantor (with respect to its Note Guarantee) and the Trustee may amend or supplement this Indenture, the Notes of one or more series, the Note Guarantees and the Registration Rights Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes of such series (including Additional Notes of such series, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, or purchase of, the applicable series of Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default with respect to such series of Notes (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance in respect of a series of Notes with any provision of this Indenture, the Registration Rights Agreement, the Note Guarantees or such series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 and Section 2.09 shall determine which Notes of such series are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture, or amendment to the Registration Rights Agreement unless such amended or supplemental indenture, or amendment to the Registration Rights Agreement directly affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or Registration Rights Agreement,.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each Holder of Notes affected thereby, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Note;

(2) reduce the principal amount of, or the rate of interest on, any such Note;

(3) reduce any premium, if any, or Redemption Price payable upon the redemption of any such Note;

(4) reduce the amount of the principal of an original discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof;

(5) change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such Note is payable;

(6) amend the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest or Additional Interest, if any, on such Note on or after the Stated Maturity or Redemption Date of any such Note;

(7) reduce the percentage in aggregate principal amount of the outstanding Notes of any series, the consent of whose Holders is required to approve any such modification or amendment or for any waiver of compliance with, or Defaults under this Indenture;

(8) modify any of the provisions in Sections 6.04 and 6.05, except to increase any percentage vote required or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or

(9) modify any of the above provisions.

SECTION 9.03. [Reserved].

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment, supplement or waiver until their Boards approve it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel shall be required in respect of any supplemental indenture the sole purpose of which is to add additional guarantors.

ARTICLE 10

NOTE GUARANTEES

SECTION 10.01. Note Guarantee.

Subject to this Article 10, from and after the Issue Date and upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium, if any, or interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation or reorganization, should such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Note Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02. [Reserved].

SECTION 10.03. Execution and Delivery.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor (x) has executed this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, shall execute the supplemental indenture substantially in the form set forth in Exhibit D.

Upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each Guarantor who executes such supplemental indenture agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

SECTION 10.05. Benefits Acknowledged.

Upon the execution and delivery of (x) this Indenture or (y) in the case of any Person that becomes a Guarantor after the date hereof, any supplemental indenture to this Indenture, each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06. Release of Note Guarantees.

Each Note Guarantee of a series of Notes by a Guarantor shall provide by its terms that its Obligations under this Indenture with respect to such series and such Note Guarantee shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Note Guarantee, upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series in accordance with Article 8 or the Issuers’ obligations under this Indenture with respect to such series being discharged in accordance with the terms of this Indenture.

ARTICLE 11

SATISFACTION AND DISCHARGE

SECTION 11.01. Satisfaction and Discharge of Indenture.

This Indenture shall upon the Issuers’ request cease to be of further effect with respect to any series of Notes specified by the Issuers and any related Note Guarantees (except as to any surviving rights of registration of transfer or exchange of Notes of any series herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series of Notes, when:

(1) either (A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers or the Guarantors and thereafter repaid to the Issuers or the Guarantors or discharged from such trust), have been delivered to the Trustee for cancellation; or

(B) all Notes of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by reason of the making of a notice of redemption or otherwise; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

and the Issuers or any Guarantor, in the case of subclause (i), (ii) or (iii) of clause (B) above, have (x) irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, or U.S. Government Obligations, or both, in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, Additional Interest, if any, reasonably determinable by the Issuers (in the exercise of their sole and absolute discretion) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and (y) delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such series of Notes at Maturity or the Redemption Date; provided, that upon any redemption that occurs prior to a Par Call Date, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Redemption Price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption;

(2) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers with respect to such series of Notes; and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series of Notes have been complied with.

In the event there are outstanding Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to the Notes of such series to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees with respect to a series of Notes hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees with respect to the applicable series of Notes hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of this Section 11.01, the obligations of the Trustee under Section 11.02 and Section 8.06 shall survive.

SECTION 11.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto as set forth in the Registrar, of the principal, premium and Additional Interest, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer’s and any Guarantor’s obligations under this Indenture and such series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium or interest on any Notes of such series because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

[RESERVED]

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If, following the qualification of this Indenture under the Trust Indenture Act, any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 13.02. Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address, or given electronically:

If to an Issuer and/or any Guarantor:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Robert Potts

Email: Robert.Potts@dell.com

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

601 Travis Street, 16th Floor

Houston, TX 77002

Fax No.: (713) 483-6954

Attention: Corporate Trust Administration

Any Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and at the time sent, if given electronically; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding anything to the contrary contained herein, as long as any series of Notes are in the form of a Global Note, notice to the Holders of such series of Notes may be made electronically in accordance with procedures of the Depositary for such Note.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee at the same time.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuers and/or the Guarantors, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuers and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Issuers and/or the Guarantors, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuers and the Guarantors shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuers, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuers and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuers and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders of Notes of any series may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders of such series of Notes or other series of Notes with respect to their rights under this Indenture or such series of Notes or all Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, incorporator, member, partner or stockholder of an Issuer or any Guarantor or any of their parent companies or entities (other than such Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee) shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees, the Registration Rights Agreement or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08. Governing Law; Submission to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Note Guarantee and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 13.09. Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 13.11. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuers agree (i) to use commercially reasonable efforts to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions related to this Indenture (including any modification to the terms of such transactions) so that the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 13.11 shall survive the termination of this Indenture.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent, Denali Intermediate, Dell and their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Qualification of Indenture.

The Issuers and the Guarantors shall qualify this Indenture with respect to the series of Notes which are subject to a registration statement filed pursuant to the Registration Rights Agreement under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and such series of Notes and printing this Indenture and such Notes. The Trustee shall be entitled to receive from the Issuers and the Guarantors any such Officer’s Certificates, Opinion of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

SECTION 13.14. Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind each of their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 13.15. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.16. [Reserved].

SECTION 13.17. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 13.18. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.19. No Adverse Interpretation of Other Agreement.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any Guarantor or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

DELL INTERNATIONAL L.L.C.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

EMC CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

DELL TECHNOLOGIES INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President, Corporate Securities and Finance Counsel and Assistant Secretary

DENALI INTERMEDIATE INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

DELL INC.

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Senior Vice President and Assistant Secretary

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Kenneth Helbig
Name: Kenneth Helbig
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [                ]

ISIN [                ]

[[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$______________]

[                ]% Senior Notes due [                ]

No. ___	[$______________]

DELL INTERNATIONAL L.L.C.

and

EMC CORPORATION

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ___________________ United States Dollars] on [                ].

Interest Payment Dates: [                ] and [                ]

Record Dates: [                ] and [                ]

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

DELL INTERNATIONAL L.L.C.

By:
Name:
Title:

EMC CORPORATION

By:
Name:
Title:

This is one of the [                ] Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Dated:
By:
Authorized Signatory

[Back of Note]

[         ]% Senior Notes due [         ]

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1. INTEREST. Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), promise to pay interest on the principal amount of this Note at [    ]% per annum, from [                ] until Maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement. The Issuers shall pay interest and Additional Interest, if any, semi-annually in arrears on [                ] and [                ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [                ]; provided that the first Interest Payment Date shall be [                ]. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. This note is one of the series designated on the face hereof (individually, a “Note” and, collectively, the “Notes”).

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of the Notes at the close of business (if applicable) on the [                ] or [                ] (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Notes at their addresses set forth in the register of Holders, provided that all payments of principal of and interest and premium and Additional Interest, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Parent or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuers issued the Notes under the Base Indenture, dated as of December 13, 2021 (the “Base Indenture”), among the Issuers, the Guarantors and the Trustee, as supplemented by the [    ] Notes Supplemental Indenture No. [    ], dated as of [                ] (the “[    ] Notes Supplemental Indenture No. [    ]”, and, together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as their [    ]% Senior Notes due [                ]. The Issuers shall be entitled to issue Additional Notes constituting Notes pursuant to Section 2.01 of the Base Indenture and Section [    ] of the [     ] Notes Supplemental Indenture No. [    ]. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer or an Alternate Offer, as further described in the Indenture. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the Notes shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or electronic signature of the Trustee.

11. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes representing Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of December 13, 2021, among the Issuers and the representatives of the initial purchasers set forth therein (as supplemented, the “Registration Rights Agreement”), including the right to receive Additional Interest.

12. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

13. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Robert Potts

Email: Robert.Potts@dell.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                     (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Robert Potts

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Attention: Corporate Trust Administration

Re: [                ]% senior notes due [                ]

Reference is hereby made to the Indenture, dated as of December 13, 2021 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), among the Issuers and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [ ] such Transfer is being effected to an Issuer or a subsidiary thereof;

or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Unrestricted Global Note (CUSIP [ ]); or

(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Robert Potts

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Attention: Corporate Trust Administration

Re: [                ]% senior notes due [                ]

Reference is hereby made to the Indenture, dated as of December 13, 2021 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), among the Issuers and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [__________], among [__________________] (the “Guaranteeing Subsidiary”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), are party to an indenture, dated as of December 13, 2021, as supplemented by the [supplemental indenture, dated as of [                ] (together, the “Indenture”), providing for the issuance of $[                ] aggregate principal amount of [senior notes] (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of any series of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

D-1

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

[Signature Page Follows]

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

D-3